Exhibit 5.1

January 21, 2022

GTY Technology Holdings Inc.

800 Boylston Street, 16th Floor

Boston, MA 02199

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GTY Technology Holdings Inc., a Massachusetts corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:

(i)           shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(ii)          shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

(iii)         senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed or incorporated by reference as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Company and the trustee to be named therein (the “Senior Indenture Trustee”);

(iv)        subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed or incorporated by reference as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and between the Company and the trustee to be named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, each a “Trustee” and, collectively, the “Trustees”);

GTY Technology Holdings Inc.

January 21, 2022

(v)         warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”), which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); and

(vi)        subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”), which will be issued pursuant to a subscription rights agreement (each, a “Subscription Rights Agreement” and, together with the Indentures and the Warrant Agreements, the “Securities Agreements”), which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as rights agent (the “Rights Agent”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction as being true copies, of (i) the Restated Articles of Organization of the Company filed with the Secretary of the Commonwealth of Massachusetts on February 15, 2019 (the “Articles”), (ii) the Amended and Restated Bylaws of the Company dated July 26, 2021 (the “Bylaws” and, together with the Articles, the “Governing Documents”), (iii) the Registration Statement, (iv) resolutions of the board of directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement, (v) the Indentures, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Securities Act and in compliance with all then-applicable laws and regulations, (ii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (iii) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and, if applicable, in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities and (iv) all other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

GTY Technology Holdings Inc.

January 21, 2022

1.                  With respect to the Debt Securities, when (i) the duly elected Board or a duly constituted committee thereof has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the applicable Trustee has been duly appointed by the Company and the applicable Indenture has been duly authorized, validly executed and delivered and has been qualified under the Trust Indenture Act of 1939, as amended, (iii) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture, (v) if the Debt Securities are (A) convertible into Common Stock or Preferred Stock, there are sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Governing Documents and reserved for issuance in connection with such conversion, and such shares will, when issued upon such conversion, be validly issued, fully paid and nonassessable under the laws of the Company’s jurisdiction of organization and, with respect to Preferred Stock, that a Certificate of Designations shall have been properly filed relating to such Preferred Stock in the appropriate office of the Company’s jurisdiction of organization and (B) exchangeable into other Debt Securities, the assumptions of paragraph 1 are correct with respect to such other Debt Securities, and (v) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                  With respect to the Warrants, when (i) the duly elected Board or a duly constituted committee thereof has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established in conformity with the applicable Warrant Agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) if applicable, a Warrant Agent has been duly appointed by the Company and the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable Warrant Agreement against payment therefor, (v) if the Warrants are (A) exercisable to purchase Common Stock or Preferred Stock, there are sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Governing Documents and reserved for issuance in connection with such exercise, and such shares will, when issued upon such exercise, be validly issued, fully paid and nonassessable under the laws of the Company’s jurisdiction of organization and, with respect to Preferred Stock, that a Certificate of Designations shall have been properly filed relating to such Preferred Stock in the appropriate office of the Company’s jurisdiction of organization and (B) exercisable to purchase Debt Securities, the assumptions of paragraph 1 are correct with respect to such other Debt Securities, and (vi) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

GTY Technology Holdings Inc.

January 21, 2022

3.                  With respect to the Subscription Rights, when (i) the duly elected Board or a duly constituted committee thereof has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the terms of the Subscription Rights have been duly established in conformity with the applicable Subscription Rights Agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) if applicable, a Rights Agent has been duly appointed by the Company and the applicable Subscription Rights Agreement has been duly authorized, executed and delivered, (iv) the certificates, if any, representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable Subscription Rights Agreement against payment therefor, (v) if the Subscription Rights are (A) exercisable to purchase Common Stock or Preferred Stock, there are sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Governing Documents and reserved for issuance in connection with such exercise, and such shares will, when issued upon such exercise, be validly issued, fully paid and nonassessable under the laws of the Company’s jurisdiction of organization and, with respect to Preferred Stock, that a Certificate of Designations shall have been properly filed relating to such Preferred Stock in the appropriate office of the Company’s jurisdiction of organization and (B) exercisable to purchase Debt Securities, the assumptions of paragraph 1 are correct with respect to such other Debt Securities, and (vi) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

For the purposes of our opinions set forth above, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (i) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (ii) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate any applicable law, (iii) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements, and (iv) each Securities Agreement is the valid and binding obligation of the applicable Trustee, Warrant Agent or Rights Agent party thereto.

GTY Technology Holdings Inc.

January 21, 2022

The opinions expressed herein are based upon and are limited to the laws of the State of New York, as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP